Exhibit 99.1

DARLING INTERNATIONAL INC. COMPLETES THE VION INGREDIENTS ACQUISITION

January 8, 2014 – IRVING, Texas – Darling International Inc. (NYSE: DAR) today announced that it has completed its acquisition of VION Ingredients, a division of VION Holding N.V. (a member of the VION Food Group), for approximately €1.6 billion in cash. VION Ingredients is a worldwide leader in the development and production of specialty ingredients from animal origin for applications in pharmaceuticals, food, feed, pet food, fertilizer and bio-energy. Headquartered in Son en Breugel, the Netherlands, VION Ingredients’ global network of facilities on five continents covers all aspects of animal by-product processing through six brands including Rendac (rendering), Sonac (proteins, fats, edible fats and blood products), Ecoson (green power), Rousselot (gelatin), CTH (natural casings), and Best Hides (hides).

ABOUT DARLING

Darling International Inc. is the world’s largest, publicly-traded producer of sustainable natural ingredients from edible and inedible bio-nutrients creating a wide range of products and customized specialty solutions for clients in the food, pharmaceutical, pet food, feed, fuel, bioenergy, technical and fertilizer industries. With operations on five continents, the company recycles all aspects of animal by-product streams into useable and specialty ingredients, such as gelatin, tallow, feed-grade fats, meat and bone meal, poultry meal, yellow grease, fuel feed stocks, green energy, natural casings and hides. Value-added products include edible fats, bone products, fertilizers, blood products and plasma meals. The Company also recovers and converts used cooking oil and commercial bakery residuals into valuable feed and fuel ingredients. In addition, the Company provides grease trap collection services and sells used cooking oil collection equipment to restaurants and collects and land applies industrial residuals. For additional information, visit the Company’s website at http://www.darlingii.com.

{This media release contains forward-looking statements regarding the business operations and prospects of Darling International and industry factors affecting it. These statements are identified by words such as “may,” “will,” “ begin,” “look forward,” “expect,” “believe,” “intend,” “anticipate,” “should,” “potential,” “estimate,” “continue,” “momentum” and other words referring to events that may occur in the future. These statements reflect Darling International’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including the Company’s ability to successfully integrate and operate Rothsay and VION Ingredients, disturbances in world financial, credit, commodities, stock markets and climatic conditions; unanticipated changes in national and international regulations affecting the Company’s products; a decline in consumer confidence and discretionary spending; the general performance of the U.S. and global economies; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling International and Valero Energy Corporation, including possible unanticipated operating disruptions; risks relating to possible third party claims of intellectual property infringement; economic disruptions resulting from the European debt crisis; continued or escalated conflict in the Middle East; and the Company’s relatively high level of indebtedness, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. Other risks and

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News Release January 8, 2013 Page 2

uncertainties regarding Darling International, its business and the industry in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling International is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
Melissa A. Gaither, Director Investor Relations	251 O’Connor Ridge Blvd., Suite 300
Irving, Texas 75038
Phone: 972-717-0300